UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 9, 2006

PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State Of Incorporation)	333-115328 (Commission File Number)	95-4695021 (IRS Employer Identification No.)
1100 Glendon Ave., Suite 1250, Los Angeles, California, 90024
(Address Of Principal Executive Offices) (Zip Code)
(310) 824-6200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
(a)          Acquisition. On January 9, 2006, PeopleSupport, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among RT Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Rapidtext, Inc., a Delaware corporation (“Rapidtext”) and the stockholders of Rapidtext, for the purpose of the Company acquiring 100% of the ownership of Rapidtext. Rapidtext provides transcription and captioning services for customers in the insurance, law enforcement, entertainment, education and medical markets.
Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Rapidtext and Rapidtext became a wholly-owned subsidiary of the Company (the “Merger”). The Merger closed on January 9, 2006.
Pursuant to the terms of the Merger Agreement, PeopleSupport acquired all of the issued and outstanding capital stock of Rapidtext for an aggregate purchase price of approximately $9,750,000, consisting of cash and Company common stock. The common stock will be released only if the acquired Rapidtext business achieves certain revenue targets in 2006. Each of the Company and Rapidtext has made certain representations, warranties and covenants in the Merger Agreement. Subject to certain limitations, the stockholders of Rapidtext have agreed to indemnify the Company against losses from breaches of the representations, warranties and covenants made to the Company in the Merger Agreement.
The terms of the Acquisition are more fully set forth in the Merger Agreement included in this filing.
On January 9, 2006, the Company issued a press release describing the Merger. A copy of the press release is attached hereto as Exhibit 99.2.
(b)          Office Lease. Jerome Woods and Glory Johnson, who were the two largest stockholders of Rapidtext, own a commercial building and lease office space to the Rapidtext captioning subsidiary acquired by the Company. The space is leased pursuant to a lease agreement dated January 9, 2006 (the “Office Lease”), a copy of which is attached hereto as Exhibit 99.3. The rent under the lease is approximately $10,250 per month, which the Company believes to be market for the area, and is for a term of 36 months, subject to early termination by the Company. In connection with the Company’s acquisition of Rapidtext, Mr. Woods became an officer of the Company. This disclosure regarding the office lease is being made because it involves a related party arrangement between the Company and an officer of the Company.

Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 9, 2006, the Company closed a Merger with RapidText pursuant to the terms and conditions in the Merger Agreement. See Item 1.01 above and the Merger Agreement attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
          The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.	Description

99.1	Agreement and Plan of Merger dated January 9, 2006.

99.2	Press release dated January 9, 2006.

99.3	Office Lease dated January 9, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2006	PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Agreement and Plan of Merger dated January 9, 2006.

99.2	Press release dated January 9, 2006.

99.3	Office Lease dated January 9, 2006